EXHIBIT 5.1


                            LAW OFFICES OF
                          JAY J. MILLER, ESQ.
                          430 East 57th Street
                               Suite 5-D
                         New York, New York 10022

                           TEL: (212) 758-5577
                           FAX: (212) 758-0624


September 28, 2000


Total-Tel USA Communications, Inc.
150 Clove Road, 8th Floor
Little Falls, New Jersey 07424

     Re:     REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     As set forth in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by Total-Tel USA Communications, Inc., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,454,661shares (the "Shares") of the Company's common stock, par value $.05 per share ("Common Stock"), to be sold by certain stockholders listed in the Registration Statement, certain legal matters in connection with the Common Stock are being passed upon for the Company by me. This opinion is being furnished to you in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K for filing as Exhibit 5.1 to this Registration Statement.

     In my capacity as your counsel in connection with rendering this opinion, I have examined the Certificate of Incorporation, as amended, and By-laws, as amended, of the Company and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to me by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving this opinion, I have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

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     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States of America and the laws of the State of New Jersey, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implications or otherwise, as to any other matters relating to the Company or the Shares.

                                  Very truly yours,


                                  LAW OFFICES OF JAY J. MILLER, ESQ.


                                   By:  /s/ JAY J. MILLER
                                       ------------------------
                                            Jay J. Miller